UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 15, 2012

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	Commission	45-4561241
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), issued a press release announcing the election by the Company’s Board of Directors, on November 15, 2012, to be effective as of December 3, 2012, of six additional members to the Company’s Board of Directors.  A copy of the press release, setting forth the names and information regarding each of the six newly elected members of the Company’s Board of Directors, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

One of the Company’s new directors, John Rochon Jr., is the son of John P. Rochon, the Company’s Chairman and Chief Executive Officer.

Tami Longaberger, another one of the Company’s new directors, is the Chief Executive Officer, Chairman and a significant stockholder of The Longaberger Company. The Company and The Longerberger Company are in discussions about a potential recapitalization. Richmont Holdings, Inc., an entity controlled by John P. Rochon, the Company’s Chairman and Chief Executive Officer, has provided paid consulting and advisory services to The Longaberger Company since September 2011.

Item 9.01                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press release, dated November 15, 2012, announcing the election on November 15, 2012, to be effective as of December 3, 2012, of six additional members to the Company’s Board of Directors *

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Date: November 20, 2012	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer